2019 DECLARATION OF AMENDMENT TO
QORVO, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

THIS DECLARATION OF AMENDMENT, made the 30th day of October, 2019, by Qorvo, Inc. (the “Company”), as sponsor of the Qorvo, Inc. Nonqualified Deferred Compensation Plan (the “Plan”).

R E C I T A L S :

It is deemed advisable to amend the eligibility provisions of the Plan to increase the minimum base salary requirement from $160,000 to $180,000 and to authorize the Retirement Plan Committee, as Administrator, to adjust the limit as necessary to continue to comply with the top-hat exemption under ERISA.

NOW, THEREFORE, it is declared that the Plan shall be and hereby is amended, effective for Plan Years beginning on and after January 1, 2020, as follows:

1.Delete Section 1.1(o) in its entirety and substitute therefor the following new Section 1.1(o):

“(o)    “Eligible Employee” means (i) any U.S. payroll-based Employee who has an annualized rate of Base Salary of at least $180,000 (the “Base Salary Limit”) and who is determined by the Administrator to be a management or highly compensated Employee of the Employer, (ii) any Outside Director, or (iii) any other Employee designated by the Company’s Vice-President of Human Resources.”

2.Delete Section 11.1(c) in its entirety and substitute therefor the following new Section 11.1(c):

“(c)    To periodically adjust the Base Salary Limit set forth in Section 1.1(o) as necessary to continue to comply with the top-hat exemption under ERISA and to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;”

3.Add the following new sentence to the end of Section 8.1:

“Notwithstanding any provision of the Plan to the contrary, the Administrator’s adjustment of the Base Salary Limit in accordance with Section 11.1(c) shall not require the approval of the Board or the adoption of a written amendment to the Plan.”

IN WITNESS WHEREOF, this Declaration of Amendment has been executed on behalf of the Company as of the date and year first above written.

QORVO, INC.

By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth
Chief Executive Officer